Citigroup Global Markets Holdings Inc.	June 2, 2021 Medium-Term Senior Notes, Series N Pricing Supplement No. 2021-USNCH7872 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or less than the stated principal amount, depending on the performance of the worst performing of the underlyings specified below from its initial underlying value to its final underlying value.

▪	The securities offer modified exposure to the performance of the worst performing underlying, with a fixed return at maturity so long as the final underlying value of the worst performing underlying is greater than or equal to its trigger value. In exchange, investors in the securities must be willing to forgo participation in any appreciation of the worst performing underlying in excess of the fixed return and any dividends that may be paid on any underlying. In addition, investors in the securities must be willing to accept full downside exposure to the worst performing underlying if any underlying depreciates by more than 40.00%. If the worst performing underlying depreciates by more than 40.00% from the strike date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which its final underlying value is less than its initial underlying value. There is no minimum payment at maturity.

▪	You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings.

▪	In order to obtain the modified exposure to the worst performing underlying that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	Underlying	Initial underlying value*	Trigger value**
	VanEck Vectors® Oil Services ETF (ticker symbol: “OIH”)	$223.19	$133.914
	Expedia Group, Inc. (ticker symbol: “EXPE”)	$177.31	$106.386
	Lyft, Inc. (ticker symbol: “LYFT”)	$58.76	$35.256
	Wynn Resorts, Limited (ticker symbol: “WYNN”)	$135.61	$81.366
	* For each underlying, its closing value on the strike date ** For each underlying, 60.00% of its initial underlying value
Aggregate stated principal amount:	$10,000,000
Stated principal amount:	$10.00 per security
Strike date:	June 1, 2021
Pricing date:	June 2, 2021
Issue date:	June 7, 2021
Valuation date:	June 16, 2022, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	June 21, 2022
Payment at maturity:

For each $10.00 stated principal amount security you hold at maturity:

▪  If the final underlying value of the worst performing underlying is greater than or equal to its trigger value:
$10.00 + the fixed return amount

▪  If the final underlying value of the worst performing underlying is less than its trigger value:
$10.00 + ($10.00 × the underlying return of the worst performing underlying)

If the final underlying value of the worst performing underlying is less than its trigger value, your payment at maturity will be less, and possibly significantly less, than $6.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion and up to all of your investment.

Final underlying value:	For each underlying, its closing value on the valuation date
Fixed return amount:	$1.955 per security (19.55% of the stated principal amount). You will receive the fixed return amount only if the final underlying value of the worst performing underlying is greater than or equal to its trigger value.
Underlying return:	For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value
Worst performing underlying:	The underlying with the lowest underlying return
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17329D729 / US17329D7295
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.05(2)	$9.936
$0.014(3)
Total:	$10,000,000.00	$64,000.00	$9,936,000.00

(1) On the date of this pricing supplement, the estimated value of the securities is $9.680 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.064 for each $10.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.05 for each $10.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.014 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-09 dated May 11, 2021       Underlying Supplement No. 10 dated May 11, 2021
Prospectus Supplement and Prospectus each dated May 11, 2021

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity or, in the case of a delisting of underlying shares, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the underlyings, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” “—Delisting of an Underlying Company” and “Delisting, Liquidation or Termination of an Underlying ETF” and not in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of (i) the VanEck Vectors® Oil Services ETF are its shares that are traded on a U.S. national securities exchange, (ii) Expedia Group, Inc. and Wynn Resorts, Limited are their respective shares of common stock and (iii) Lyft, Inc. are its shares of Class A common stock. Please see the accompanying product supplement for more information.

Dilution and Reorganization Adjustments. The initial underlying value and the trigger value applicable to each of the underlyings are each a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial underlying value and the trigger value applicable to each of the underlyings are each subject to adjustment upon the occurrence of any of the events described in that section.

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the underlyings that provides a fixed return of 19.55% if no underlying has depreciated below its trigger value as of the valuation date;

▪	To enhance returns and potentially outperform the worst performing underlying in a moderately bullish or moderately bearish scenario, without taking into account lost dividend yield; and

▪	To obtain contingent protection against the loss of principal in the event of a decline of the underlyings as of the valuation date, but only if the final underlying value of each underlying is greater than or equal to its trigger value.

If the final underlying value of any underlying is less than its trigger value, the securities are exposed on a 1-to-1 basis to the percentage decline of the final underlying value of the worst performing underlying from its initial underlying value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 1 year
Fixed return amount:	$1.955 per security (19.55% of the stated principal amount), payable only if the final underlying value of each underlying is greater than or equal to its trigger value
Trigger value:	For each underlying, 60.00% of its initial underlying value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

This approximately 1-year investment does not pay interest but offers a fixed return of 19.55% at maturity if the final underlying value of each underlying is greater than or equal to its trigger value. However, if any underlying depreciates by more than 40.00% from its initial underlying value to its final underlying value, the payment at maturity will be less than $6.00 per security, and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

Upside Scenario:	If the final underlying value of each underlying is greater than or equal to its trigger

June 2021	PS-2

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

value, the payment at maturity for each security will be equal to $10.00 plus the fixed return amount.
Downside Scenario:

If the final underlying value of any underlying is less than its trigger value, which means that the worst performing underlying has depreciated by more than 40.00% from its initial underlying value to its final underlying value, you will lose 1% for every 1% decline in the value of the worst performing underlying from its initial underlying value to its final underlying value, without any buffer (e.g., a 50% depreciation in the worst performing underlying will result in a payment at maturity of $5.00 per security). There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

Because the payment at maturity of the securities is based on the worst performing underlying, a decline in any underlying below its trigger value on the valuation date will result in a loss of a significant portion or all of your investment, even if the other underlyings have appreciated or have not declined as much.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical underlying returns of the worst performing underlying.

Investors in the securities will not receive any dividends that may be paid on the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will have no rights and will not receive dividends with respect to the underlyings” below.

Enhanced Trigger Jump Securities Payment at Maturity Diagram

■ The Securities	■ The Worst Performing Underlying

Your actual payment at maturity per security will depend on the actual initial underlying value, the actual trigger value and the actual final underlying value of the worst performing underlying.

June 2021	PS-3

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual initial underlying values of any of the underlyings or their applicable trigger values:

Hypothetical initial underlying value:	With respect to the VanEck Vectors® Oil Services ETF, $100.00 With respect to Expedia Group, Inc., $100.00 With respect to Lyft, Inc., $100.00 With respect to Wynn Resorts, Limited, $100.00
Hypothetical trigger value:

With respect to the VanEck Vectors® Oil Services ETF, $60.00, which is 60% of its hypothetical initial underlying value

With respect to Expedia Group, Inc. , $60.00, which is 60% of its hypothetical initial underlying value

With respect to Lyft, Inc., $60.00, which is 60% of its hypothetical underlying value

With respect to Wynn Resorts, Limited, $60.00, which is 60% of its hypothetical initial underlying value

	Hypothetical final underlying value of the VanEck Vectors® Oil Services ETF	Hypothetical final underlying value of Expedia Group, Inc.	Hypothetical final underlying value of Lyft, Inc.	Hypothetical final underlying value of Wynn Resorts, Limited	Payment at maturity per security
Example 1	$90.00 (underlying return = -10%)	$110.00 (underlying return = 10%)	$105.00 (underlying return = 5%)	$120.00 (underlying return = 20%)	$11.955
Example 2	$150.00 (underlying return = 50%)	$130.00 (underlying return = 30%)	$160.00 (underlying return = 60%)	$145.00 (underlying return = 45%)	$11.955
Example 3	$150.00 (underlying return = 50%)	$120.00 (underlying return = 20%)	$105.00 (underlying return = 5%	$30.00 (underlying return = -70%)	$3.00

Example 1—Upside Scenario A: On the hypothetical valuation date, the VanEck Vectors® Oil Services ETF has the lowest underlying return and, therefore, is the worst performing underlying. In this scenario, the hypothetical final underlying value of the worst performing underlying is $90.00 (a 10% decrease from its hypothetical initial underlying value), which is greater than its hypothetical trigger value.

Payment at maturity per security = $10.00 + the fixed return amount

= $10.00 + $1.955

= $11.955

In this scenario, the worst performing underlying has depreciated from its initial underlying value to its final underlying value, but not below its trigger value. Because the final underlying value of the worst performing underlying is greater than its trigger value, your total return on the securities at maturity in this scenario would equal the fixed return of 19.55%.

Example 2—Upside Scenario B: On the hypothetical valuation date, Expedia Group, Inc., has the lowest underlying return and, therefore, is the worst performing underlying. In this scenario, the hypothetical final underlying value of the worst performing underlying is $130.00 (a 30% increase from its hypothetical initial underlying value), which is greater than its hypothetical trigger value.

Payment at maturity per security = $10 + the fixed return amount

= $10 + $1.955

= $11.955

Because the final underlying value of the worst performing underlying is greater than its trigger value, your total return on the securities at maturity in this scenario would equal the fixed return of 19.55%. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the worst performing underlying without a fixed return.

June 2021	PS-4

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Example 3: On the hypothetical valuation date, Wynn Resorts, Limited has the lowest underlying return and, therefore, is the worst performing underlying. In this scenario, the final underlying value of the worst performing underlying is $30.00 (a 70.00% decrease from its hypothetical initial underlying value), which is less than its hypothetical trigger value.

Payment at maturity per security = $10.00 + ($10.00 × the underlying return)

= $10.00 + ($10.00 × -70.00%)

= $10.00 + -$7.00

= $3.00

Because the worst performing underlying depreciated from its initial underlying value to its final underlying value by more than 40.00%, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the worst performing underlying.

June 2021	PS-5

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing underlying. If the final underlying value of the worst performing underlying is less than its trigger value, you will lose 1% of the stated principal amount of your securities for every 1% by which its final underlying value is less than its initial underlying value. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	The initial underlying values, which were set on the strike date, may be higher than the closing values of the underlyings on the pricing date. If the closing values of the underlyings on the pricing date are less than the applicable initial underlying values that were set on the strike date, the terms of the securities may be less favorable to you than the terms of an alternative investment that may be available to you that offers a similar payout as the securities but with the initial underlying values set on the pricing date.

▪	The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly, even if the other underlyings perform well. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, even if the other underlyings perform well. The securities are not linked to a basket composed of the underlyings, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever underlying is the worst performing underlying.

▪	You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying. The securities may underperform a similar investment in all of the underlyings or a similar alternative investment linked to a basket composed of the underlyings, since in either such case the performance of the better performing underlyings would be blended with the performance of the worst performing underlying, resulting in a better return than the return of the worst performing underlying.

▪	You will be subject to risks relating to the relationship among the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that at least one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlyings that are not the worst performing underlying is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlyings will be over the term of the securities.

▪	The trigger feature of the securities exposes you to particular risks. If the final underlying value of the worst performing underlying is less than its trigger value, you will lose 1% of the stated principal amount of the securities for every 1% by which the final underlying value of the worst performing underlying is less than its initial underlying value. Unlike securities with a non-contingent downside protection feature, the securities offer no protection at all if the worst performing underlying depreciates by more than 40.00% from its initial underlying value to its final underlying value. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

June 2021	PS-6

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the fixed return at maturity of 19.55%, which is equivalent to a fixed return amount of $1.955 per security. Your return on the securities will not exceed the fixed return, even if the worst performing underlying appreciates by significantly more than the fixed return. If the worst performing underlying appreciates by more than the fixed return, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the worst performing underlying shares. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the worst performing underlying even if the worst performing underlying appreciates by less than the fixed return.

▪	Your payment at maturity depends on the closing value of the worst performing underlying on a single day. Because your payment at maturity depends on the closing value of the worst performing underlying solely on the valuation date, you are subject to the risk that the closing value of the worst performing underlying on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the underlyings or in another instrument linked to the worst performing underlying that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing values of the worst performing underlying, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs

June 2021	PS-7

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlyings and a number of other factors, including the correlation among the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. The underlying shares of Lyft, Inc. began trading on March 29, 2019 and therefore have a limited historical performance. Changes in the values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	Risks associated with the oil services sector will affect the value of the VanEck Vectors® Oil Services ETF. The equity securities included in the MVIS™ U.S. Listed Oil Services 25 Index (the “ETF underlying index”) and that are generally tracked by the VanEck Vectors® Oil Services ETF are common stocks of companies involved in oil services. The underlying shares of the VanEck Vectors® Oil Services ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the VanEck Vectors® Oil Services ETF invests in common stocks of companies that are involved in the oil industry, its underlying shares are subject to certain risks associated with such companies. The profitability of companies in the oil services sector is related to worldwide energy prices, including all sources of energy, and exploration and production costs. The price of energy, the earnings of companies in the oil services sector, and the value of these companies’ securities have recently experienced significant volatility. Additionally, the price of oil has also recently experienced significant volatility and has declined significantly, which may materially impact companies operating in the oil services sector.  These companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for competitive energy services, changes in the global supply of and demand for oil and gas, the imposition of import controls, world events, actions of the Organization of Petroleum Exporting Countries, negative perception and publicity, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business.  The values of securities of oil services companies are subject to swift price and supply fluctuations caused by events relating to international

June 2021	PS-8

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

politics, including political instability, expropriation, social unrest and acts of war, energy conservation, the success of exploration projects and tax and other governmental regulatory policies.  Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.  The oil services sector is exposed to significant and numerous operating hazards.  Oil services companies’ operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control, oil spills, pipeline and equipment leaks and ruptures and discharges or releases of toxic or hazardous gases.  Oil and gas exploration and production can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate.  The revenues of oil services companies may be negatively affected by contract termination and renegotiation.  In the oil services sector, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of equipment breakdowns.  In periods of depressed market conditions, the customers of oil services companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.  Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations.  Oil exploration and production companies may also be adversely affected by environmental damage claims and other types of litigation.  Laws and regulations protecting the environment may expose oil services companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed.  Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and prices of oil and gas.  The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in interest rates, changes in foreign regulations and other risks inherent to international business.  Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States.  Some of the companies in the oil services sector are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business which could adversely affect their operating results.  The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business.  In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses.  Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition. It is not possible to predict the aggregate effect of all or any combination of these factors.

▪	Our offering of the securities does not constitute a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that has a negative impact on your interests as a holder of the securities.

▪	The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlyings and other financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	You will have no rights and will not receive dividends with respect to the underlyings. You should understand that you will not receive any dividend payments under the securities. In the case of an underlying that is an underlying company, if any change to the underlying shares is proposed, such as an amendment to the underlying’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market price of the applicable underlying.

June 2021	PS-9

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

▪	Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by the underlying unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the applicable underlying by the amount of the dividend per underlying share. If the underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the underlying shares. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares would not.

▪	In the case of an underlying that is an underlying company, if the underlying shares of the underlying are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	In the case of an underlying that is an underlying ETF, the value and performance of the underlying shares of an underlying may not completely track the performance of the underlying index that the underlying seeks to track or the net asset value per share of the underlying. In the case of an underlying that is an underlying ETF, the underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of the underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by the underlying (such as mergers and spin-offs) may impact the variance between the performance of the underlying and its underlying index. Finally, because the underlying shares are traded on an exchange and are subject to market supply and investor demand, the closing value of the underlying may differ from the net asset value per share of the underlying.

During periods of market volatility, securities included in the underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying and the liquidity of the underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the closing value of the underlying may vary substantially from the net asset value per share of the underlying. For all of the foregoing reasons, the performance of the underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

▪	In the case of an underlying that is an underlying ETF, changes made by the investment adviser to the underlying or by the sponsor of the ETF underlying index may adversely affect the underlying. We are not affiliated with the investment adviser to the underlying or with the sponsor of the ETF underlying index. Accordingly, we have no control over any changes such investment adviser or sponsor may make to the underlying or the ETF underlying index. Such changes could be made at any time and could adversely affect the performance of the underlying.

▪	The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted and, in the case of an underlying that is an underlying company, we do not exercise our call right, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to any of the underlyings that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make

June 2021	PS-10

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2021	PS-11

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Information About the VanEck Vectors® Oil Services ETF

The VanEck Vectors® Oil Services ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities of companies involved primarily in oil services, as measured by the MVISTM U.S. Listed Oil Services 25 Index. The MVISTM U.S. Listed Oil Services 25 Index tracks the overall performance of U.S.-listed companies involved in oil services to the upstream oil sector, which include oil equipment, oil services or oil drilling. The VanEck Vectors® Oil Services ETF is an investment portfolio of Market Vectors® ETF Trust. Van Eck Associates Corporation is currently the investment adviser to the VanEck Vectors® Oil Services ETF.

Information provided to or filed with the SEC by VanEck Vectors® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the VanEck Vectors® Oil Services ETF trade on the NYSE Arca under the ticker symbol “OIH.”

Please refer to the section “Fund Descriptions— The VanEck Vectors® ETFs” in the accompanying underlying supplement for additional information.

We have derived all information regarding the VanEck Vectors® Oil Services ETF from publicly available information and have not independently verified any information regarding the VanEck Vectors® Oil Services ETF. This pricing supplement relates only to the securities and not to the VanEck Vectors® Oil Services ETF. We make no representation as to the performance of the VanEck Vectors® Oil Services ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the VanEck Vectors® Oil Services ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The graph below shows the closing value of the VanEck Vectors® Oil Services ETF for each day such value was available from December 21, 2011 to June 2, 2021. The table that follows shows the high and low closing values of, and dividends paid on, the VanEck Vectors® Oil Services ETF for each quarter in that same period. We obtained the closing values and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

June 2021	PS-12

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

VanEck Vectors® Oil Services ETF – Historical Closing Values* December 21, 2011 to June 2, 2021

* The red line indicates the trigger value with respect to the VanEck Vectors® Oil Services ETF of $133.914, which is equal to 60.00% of the applicable closing value on June 1, 2021.

VanEck Vectors® Oil Services ETF	High	Low	Dividends
2011
Fourth Quarter (beginning December 21, 2011)	$776.3333	$754.2667	$0.00000
2012
First Quarter	$893.80	$777.8667	$0.00000
Second Quarter	$824.60	$661.20	$0.00000
Third Quarter	$867.20	$706.80	$0.00000
Fourth Quarter	$829.60	$732.20	$8.06000
2013
First Quarter	$897.20	$794.60	$0.00000
Second Quarter	$913.20	$793.60	$0.00000
Third Quarter	$966.60	$866.20	$0.00000
Fourth Quarter	$1,016.40	$936.40	$10.84000
2014
First Quarter	$1,006.60	$894.20	$0.00000
Second Quarter	$1,155.20	$980.80	$0.00000
Third Quarter	$1,153.60	$992.20	$0.00000
Fourth Quarter	$964.00	$679.40	$17.10000
2015
First Quarter	$736.80	$634.60	$0.00000
Second Quarter	$780.80	$679.40	$0.00000
Third Quarter	$677.40	$532.20	$0.00000

June 2021	PS-13

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Fourth Quarter	$650.80	$514.40	$12.66000
2016
First Quarter	$558.20	$427.00	$0.00000
Second Quarter	$617.40	$509.00	$0.00000
Third Quarter	$601.00	$526.40	$0.00000
Fourth Quarter	$701.80	$549.80	$9.32000
2017
First Quarter	$700.20	$589.20	$0.00000
Second Quarter	$624.60	$482.60	$0.00000
Third Quarter	$524.40	$435.20	$0.00000
Fourth Quarter	$521.40	$467.00	$13.56000
2018
First Quarter	$587.40	$467.00	$0.00000
Second Quarter	$590.20	$466.00	$0.00000
Third Quarter	$542.00	$464.00	$0.00000
Fourth Quarter	$520.40	$266.40	$5.98000
2019
First Quarter	$357.80	$287.40	$0.00000
Second Quarter	$371.20	$261.60	$0.00000
Third Quarter	$301.80	$217.80	$0.00000
Fourth Quarter	$269.20	$216.40	$5.81000
2020
First Quarter	$275.20	$67.80	$0.00000
Second Quarter	$173.58	$75.20	$0.00000
Third Quarter	$141.91	$97.37	$0.00000
Fourth Quarter	$167.32	$90.72	$1.89110
2021
First Quarter	$226.60	$156.79	$0.00000
Second Quarter (through June 2, 2021)	$240.25	$174.22	$0.00000

The closing price of the VanEck Vectors® Oil Services ETF on June 2, 2021 was $240.25.

We make no representation as to the amount of dividends, if any, that may be paid on the VanEck Vectors® Oil Services ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the VanEck Vectors® Oil Services ETF.

June 2021	PS-14

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Information About Expedia Group, Inc.

Expedia Group, Inc. is an online travel company that provides travelers with tools and information for researching, planning, booking and experiencing travel. The underlying shares of Expedia Group, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Expedia Group, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37429 through the SEC’s website at http://www.sec.gov. In addition, information regarding Expedia Group, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Expedia Group, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “EXPE.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Expedia Group, Inc. or other securities of Expedia Group, Inc. We have derived all disclosures contained in this pricing supplement regarding Expedia Group, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Expedia Group, Inc., Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Expedia Group, Inc., Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of Expedia Group, Inc., Inc.

Historical Information

The graph below shows the closing value of Expedia Group, Inc. for each day such value was available from January 3, 2011 to June 2, 2021. The table that follows shows the high and low closing values of, and dividends paid on, Expedia Group, Inc. for each quarter in that same period. We obtained the closing values and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Common Stock of Expedia Group, Inc. – Historical Closing Values January 3, 2011 to June 2, 2021

* The red line indicates the trigger value with respect to Expedia Group, Inc. of $106.386, which is equal to 60.00% of the applicable closing value on June 1, 2021.

June 2021	PS-15

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Common Stock of Expedia Group, Inc.	High	Low	Dividends
2011
First Quarter	$25.674	$18.508	$0.14000
Second Quarter	$27.264	$20.935	$0.14000
Third Quarter	$29.803	$24.217	$0.14000
Fourth Quarter	$30.07	$22.862	$0.14000
2012
First Quarter	$35.44	$28.63	$0.09000
Second Quarter	$50.05	$31.18	$0.09000
Third Quarter	$59.40	$44.06	$0.13000
Fourth Quarter	$61.86	$51.33	$0.65000
2013
First Quarter	$67.50	$60.01	$0.13000
Second Quarter	$65.02	$54.96	$0.13000
Third Quarter	$65.52	$45.70	$0.15000
Fourth Quarter	$69.66	$47.89	$0.15000
2014
First Quarter	$79.99	$63.27	$0.15000
Second Quarter	$80.35	$68.44	$0.15000
Third Quarter	$88.40	$77.40	$0.18000
Fourth Quarter	$91.35	$74.095	$0.18000
2015
First Quarter	$95.91	$77.87	$0.18000
Second Quarter	$113.00	$94.17	$0.18000
Third Quarter	$128.83	$104.55	$0.24000
Fourth Quarter	$137.31	$119.92	$0.24000
2016
First Quarter	$120.80	$91.53	$0.24000
Second Quarter	$116.52	$98.44	$0.24000
Third Quarter	$119.27	$105.93	$0.26000
Fourth Quarter	$131.64	$113.28	$0.26000
2017
First Quarter	$131.20	$112.44	$0.28000
Second Quarter	$154.43	$124.97	$0.28000
Third Quarter	$159.50	$141.41	$0.30000
Fourth Quarter	$153.40	$117.32	$0.30000
2018
First Quarter	$132.36	$100.10	$0.30000
Second Quarter	$125.26	$106.35	$0.30000
Third Quarter	$137.79	$121.80	$0.32000
Fourth Quarter	$130.32	$109.10	$0.32000
2019
First Quarter	$130.80	$108.52	$0.32000
Second Quarter	$133.03	$115.00	$0.32000
Third Quarter	$139.42	$126.50	$0.34000
Fourth Quarter	$138.48	$94.31	$0.34000
2020
First Quarter	$122.80	$45.65	$0.34000
Second Quarter	$93.99	$47.86	$0.00000
Third Quarter	$102.94	$79.74	$0.00000
Fourth Quarter	$132.40	$90.23	$0.00000
2021
First Quarter	$185.27	$123.21	$0.00000
Second Quarter (through June 2, 2021)	$177.87	$161.99	$0.00000

June 2021	PS-16

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

The closing value of Expedia Group, Inc. on June 2, 2021 was $175.17.

We make no representation as to the amount of dividends, if any, that may be paid on Expedia Group, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on Expedia Group, Inc.

June 2021	PS-17

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Information About Lyft, Inc.

Lyft, Inc. offers ride booking, payment processing, and car transportation services. Lyft, Inc. serves customers in the United States. The underlying shares of Lyft, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Lyft, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38846 through the SEC’s website at http://www.sec.gov. In addition, information regarding Lyft, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Lyft, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “LYFT.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Lyft, Inc. or other securities of Lyft, Inc. We have derived all disclosures contained in this pricing supplement regarding Lyft, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Lyft, Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Lyft, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of Lyft, Inc.

Historical Information

The graph below shows the closing value of Lyft, Inc. for each day such value was available from March 29, 2019 to June 2, 2021. The underlying shares of Lyft, Inc. began trading on March 29, 2019 and therefore have a limited historical performance. The table that follows shows the high and low closing values of, and dividends paid on, Lyft, Inc. for each quarter in that same period. We obtained the closing values and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Class A Common Stock of Lyft, Inc. – Historical Closing Values March 29, 2019 to June 2, 2021

* The red line indicates the trigger value with respect to Lyft, Inc. of $35.256, which is equal to 60.00% of the applicable closing value on June 1, 2021.

June 2021	PS-18

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Common Stock of Lyft, Inc.	High	Low	Dividends
2019
First Quarter (beginning March 29, 2019)	$78.29	$78.29	$0.00000
Second Quarter	$74.45	$48.15	$0.00000
Third Quarter	$67.45	$40.84	$0.00000
Fourth Quarter	$49.37	$37.70	$0.00000
2020
First Quarter	$53.94	$16.05	$0.00000
Second Quarter	$40.98	$22.00	$0.00000
Third Quarter	$33.22	$26.77	$0.00000
Fourth Quarter	$50.34	$22.23	$0.00000
2021
First Quarter	$67.42	$43.62	$0.00000
Second Quarter (through June 2, 2021)	$64.64	$46.02	$0.00000

The closing value of Lyft, Inc. on June 2, 2021 was $58.46.

We make no representation as to the amount of dividends, if any, that may be paid on Lyft, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on Lyft, Inc.

June 2021	PS-19

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Information About Wynn Resorts, Limited

Wynn Resorts, Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada, Macau, and China. The company offers amenities such as guest rooms and suites, restaurants, golf course, and an on-site luxury automotive dealership. The underlying shares of Wynn Resorts, Limited are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Wynn Resorts, Limited pursuant to the Exchange Act can be located by reference to the SEC file number 000-50028 through the SEC’s website at http://www.sec.gov. In addition, information regarding Wynn Resorts, Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Wynn Resorts, Limited trade on the Nasdaq Global Select Market under the ticker symbol “WYNN.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Wynn Resorts, Limited or other securities of Wynn Resorts, Limited We have derived all disclosures contained in this pricing supplement regarding Wynn Resorts, Limited from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Wynn Resorts, Limited

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Wynn Resorts, Limited is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of Wynn Resorts, Limited

Historical Information

The graph below shows the closing value of Wynn Resorts, Limited for each day such value was available from January 3, 2011 to June 2, 2021. The table that follows shows the high and low closing values of, and dividends paid on, Wynn Resorts, Limited for each quarter in that same period. We obtained the closing values and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

June 2021	PS-20

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Common Stock of Wynn Resorts, Limited – Historical Closing Values January 3, 2011 to June 2, 2021

* The red line indicates the trigger value with respect to Wynn Resorts, Limited of $81.366, which is equal to 60.00% of the applicable closing value on June 1, 2021.

Common Stock of Wynn Resorts Limited	High	Low	Dividends
2011
First Quarter	$130.81	$108.99	$0.00000
Second Quarter	$149.74	$129.42	$0.50000
Third Quarter	$165.25	$115.08	$0.50000
Fourth Quarter	$139.73	$102.20	$5.50000
2012
First Quarter	$130.00	$106.64	$0.50000
Second Quarter	$135.04	$97.38	$0.50000
Third Quarter	$115.69	$92.79	$0.50000
Fourth Quarter	$122.90	$104.33	$8.00000
2013
First Quarter	$126.52	$115.50	$1.00000
Second Quarter	$143.11	$118.04	$1.00000
Third Quarter	$159.74	$126.14	$1.00000
Fourth Quarter	$194.21	$157.21	$4.00000
2014
First Quarter	$247.95	$191.83	$1.25000
Second Quarter	$227.46	$193.64	$1.25000
Third Quarter	$218.61	$178.99	$1.25000
Fourth Quarter	$190.01	$138.97	$2.50000
2015

June 2021	PS-21

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

First Quarter	$159.34	$122.92	$1.50000
Second Quarter	$136.63	$93.93	$0.50000
Third Quarter	$111.35	$53.12	$0.50000
Fourth Quarter	$75.91	$51.71	$0.50000
2016
First Quarter	$95.00	$51.50	$0.50000
Second Quarter	$103.19	$87.69	$0.50000
Third Quarter	$108.68	$88.96	$0.50000
Fourth Quarter	$102.18	$84.51	$0.50000
2017
First Quarter	$115.49	$87.46	$0.50000
Second Quarter	$138.42	$113.47	$0.50000
Third Quarter	$148.92	$125.63	$0.50000
Fourth Quarter	$170.21	$140.76	$0.50000
2018
First Quarter	$200.60	$162.00	$0.50000
Second Quarter	$201.51	$163.91	$0.75000
Third Quarter	$166.78	$127.06	$0.75000
Fourth Quarter	$127.14	$92.01	$0.75000
2019
First Quarter	$131.75	$103.39	$0.75000
Second Quarter	$149.30	$103.57	$1.00000
Third Quarter	$140.88	$102.50	$1.00000
Fourth Quarter	$140.94	$102.57	$1.00000
2020
First Quarter	$152.21	$43.02	$1.00000
Second Quarter	$108.80	$48.50	$0.00000
Third Quarter	$91.55	$70.69	$0.00000
Fourth Quarter	$115.93	$69.01	$0.00000
2021
First Quarter	$140.00	$99.53	$0.00000
Second Quarter (through June 2, 2021)	$136.37	$120.91	$0.00000

The closing value of Wynn Resorts, Limited on June 2, 2021 was $134.65.

We make no representation as to the amount of dividends, if any, that may be paid on Wynn Resorts, Limited in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on Wynn Resorts, Limited.

June 2021	PS-22

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

June 2021	PS-23

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.064 for each $10.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $0.05 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.014 for each security they sell.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of any of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

June 2021	PS-24

Citigroup Global Markets Holdings Inc.

1,000,000 Enhanced Trigger Jump Securities Due June 21, 2022

Based on the Worst Performing of the VanEck Vectors® Oil Services ETF, the Common Stock of Expedia Group, Inc., the Class A Common Stock of Lyft, Inc. and the Common Stock of Wynn Resorts, Limited

Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 11, 2021, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 11, 2021, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

© 2021 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

June 2021	PS-25